UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2012

Mattersight Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27975	36-4304577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Wacker Drive, Suite 820, Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 235-6925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) On July 23, 2012, Mattersight Corporation (the “Company”) announced that it hired Mark Iserloth as its Vice President and Chief Financial Officer, effective immediately (See Item 5.02(c) below). In connection with the appointment of Mr. Iserloth to the role of Chief Financial Officer, the Company’s former Chief Financial Officer, William B. Noon, assumed the role of Vice President of Finance and agreed to remain in that role (and waive any good reason termination right related thereto) for at least 12 months under the terms of his existing employment agreement. Mr. Noon will also receive, subject to approval of the compensation committee of the Company’s board of directors, an option to purchase 20,000 shares of the Company’s common stock, vesting quarterly over four years beginning August 31, 2012, so long as he remains employed by the Company.

(c) On July 23, 2012, the Company announced that it hired Mark Iserloth as its Vice President and Chief Financial Officer, effective immediately. Prior to joining Mattersight, Mr. Iserloth was Chief Financial Officer of Trustwave Holdings, Inc., a rapidly growing, leading provider of cloud-based compliance and information security solutions, where he was responsible for finance and human resources. Prior to joining Trustwave, Mr. Iserloth was Chief Financial Officer of Initiate Systems, Inc., a leader in the master data management space. Mr. Iserloth holds a MBA from the J.L. Kellogg Graduate School of Management at Northwestern University and a Bachelor of Science in Electrical Engineering from Northwestern University.

A copy of the Company’s press release announcing Mr. Iserloth’s hiring is attached hereto as Exhibit 99.1.

(e) The Company entered into an Executive Employment Agreement with Mr. Iserloth, effective July 23, 2012 (the “Agreement”). The material components of Mr. Iserloth’s compensation package under the Agreement are as follows: (i) an annual base salary of $275,000, less standard payroll deductions and withholdings; (ii) a target annual bonus of $200,000; (iii) severance benefits payable on termination by the Company without cause and by Mr. Iserloth for good reason equal to six months’ salary, 50% of the average of his current year’s estimated bonus and prior year’s actual bonus, six months’ continuation of health benefits, and six months’ additional vesting of his stock awards; and (iv) severance benefits payable on death or disability equal to 12 months’ salary, 100% of the average of his current year’s estimated bonus and prior year’s actual bonus, 12 months’ continuation of health benefits, and 12 months’ additional vesting of his stock awards. In addition, subject to the approval of the compensation committee of the Company’s board of directors, Mr. Iserloth will receive awards of (i) 46,582 shares of restricted stock and (ii) an option to purchase 93,165 shares of common stock of the Company, each vesting over a four-year period, with 25% of each award vesting in August 2013 and the remainder vesting 6.25% each quarter until fully vested, provided he remains employed by the Company. Under the Agreement, Mr. Iserloth is also subject to certain non-competition and non-solicitation restrictions for one year following his termination of employment. The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(a), (b) and (c) not applicable

(d) Exhibits:

10.1	Executive Employment Agreement, dated July 23, 2012, between Mark Iserloth and Mattersight Corporation.

99.1	Press Release, dated July 23, 2012 announcing the hiring of Mark Iserloth as Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTERSIGHT CORPORATION

Date: July 23, 2012	By:	/S/ CHRISTINE R. CARSEN
Christine R. Carsen
Vice President, General Counsel and Corporate Secretary